UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 23, 2013

BELO CORP.

(Exact name of registrant as specified in its charter)

Delaware	1-8598	75-0135890
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

400 S. Record Street Dallas, Texas	75202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 977-6606

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets

Completion of Merger

On December 23, 2013 (the “Closing Date”), Belo Corp. (“Belo”) completed the previously announced merger transaction contemplated in the Agreement and Plan of Merger, dated June 12, 2013 (the “Merger Agreement”), among Belo, Gannett Co., Inc. (“Gannett”), and Delta Acquisition Corp., a wholly-owned subsidiary of Gannett (“Merger Sub”). Pursuant to the Merger Agreement, Merger Sub merged with and into Belo (the “Merger”), with Belo surviving the Merger as a wholly-owned subsidiary of Gannett (the “Surviving Corporation”).

At the effective time (the “Effective Time”) of the Merger, each share of Belo’s Series A Common Stock and Series B Common Stock (collectively, the “Shares”) issued and outstanding immediately prior to the Effective Time (other than Shares held by Belo, subsidiaries of Belo, Gannett or Merger Sub) was converted into the right to receive $13.75, without interest (the “Merger Consideration”). Each outstanding option of Belo (all of which were vested) was canceled and converted into the right to receive an amount in cash, without interest and less any applicable withholding taxes, equal to the product of the excess, if any, of the Merger Consideration over the applicable exercise price per Share of such option multiplied by the number of Shares for which such option was exercisable, and each outstanding restricted stock unit (“RSU”), whether vested or unvested, was fully vested (determined, in the case of any performance-based RSU with an open performance period as of the Effective Time, based on the greater of target performance and actual year-to-date results, as applicable) upon the Effective Time, and was canceled and converted into the right to receive an amount in cash, without interest and less any applicable withholding taxes, equal to the Merger Consideration with respect to such RSU plus any accrued but unpaid dividend equivalents. The total cash consideration for the Merger was approximately $1.5 billion, in addition to the assumption of $715 million of outstanding Belo debt.

Completion of Restructuring

As part of the transactions contemplated by the Merger Agreement, Gannett and Belo restructured certain of Belo’s media holdings at the Effective Time. Simultaneously with the closing of the transactions contemplated by the Merger Agreement, Gannett closed on Asset Purchase Agreements (collectively, the “Restructuring Agreements”) with Sander Holdings, LLC and certain of its subsidiaries and Tucker Operating Co. LLC (the “Restructuring Assignees”).

Pursuant to the Restructuring Agreements, simultaneously with the closing of the Merger, the Belo subsidiaries that owned and operated Belo’s stations located in the Louisville, Kentucky; Phoenix, Arizona; Portland, Oregon; St. Louis, Missouri; and Tucson, Arizona television markets entered into their respective Restructuring Agreement and thereupon assigned, transferred, and conveyed to the Restructuring Assignees designated assets, including the applicable Federal Communications Commission (“FCC”) licenses, and certain operating equipment and programming and distribution agreements relating to the respective stations.

Financing Arrangements

The source of the aggregate purchase price paid by Gannett in the Merger consisted of the net proceeds from the sale of Gannett’s $600 million aggregate principal amount of 5.125% Senior Notes due 2019 and $650 million aggregate principal amount of 6.375% Senior Notes due 2023, and approximately $214 million of cash on hand.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which was filed as Exhibit 2.1 to Belo’s Current Report on Form 8-K with the U.S. Securities and Exchange Commission (the “SEC”) on June 18, 2013, and which is incorporated herein by reference.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On December 23, 2013, in connection with the Merger, Belo notified the New York Stock Exchange (the “NYSE”) that the Merger had been completed, and requested that trading of Belo’s Series A Common Stock on the NYSE be suspended after the close of trading on December 23, 2013. In addition, Belo requested that the NYSE file with the SEC a notification of removal from listing on Form 25 to delist Belo’s Series A Common Stock from the NYSE and deregister Belo Series A Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). On December 24, 2013, in accordance with Belo’s request, the NYSE filed the Form 25 with the SEC. Belo intends to subsequently file with the SEC a Form 15 with respect to each of the Belo Series A Common Stock and Series B Common Stock.

Item 3.03.	Material Modifications to Rights of Security Holders

The information set forth in Items 2.01, 3.01 and 5.03 is incorporated herein by reference.

Item 5.01.	Changes in Control of Registrant

A change of control of Belo occurred on December 23, 2013, upon the Effective Time of the Merger, at which time Merger Sub merged with and into Belo. As a result, Belo became a wholly-owned subsidiary of Gannett. The information set forth in Items 2.01 and 3.01 is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Merger and as contemplated by the Merger Agreement, all of the directors of Belo immediately prior to the Effective Time ceased to be directors of Belo at the Effective Time and were replaced by Gracia C. Martore and David T. Lougee.

In connection with the Merger and as contemplated by the Merger Agreement, all of the officers of Belo immediately prior to the Effective Time ceased to be officers of Belo at the Effective Time. As of the Effective Time, Gracia C. Martore became President of Belo. Information regarding Ms. Martore’s background, and other relevant information regarding Ms. Martore, is described in Gannett’s definitive proxy statement for its 2013 annual meeting of stockholders filed on March 22, 2013, which description is incorporated herein by reference.

Dunia A. Shive (President and CEO of Belo immediately prior to the Effective Time), Guy H. Kerr (Executive Vice President/Law and Government and Secretary of Belo immediately prior to the Effective Time) and Carey P. Hendrickson (Senior Vice President/Chief Financial Officer of Belo immediately prior to the Effective Time) will continue to provide services to Belo following the Merger and will assist with post-Merger transition and integration processes.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the terms of the Merger Agreement, at the Effective Time, the certificate of incorporation of Belo was amended and restated in its entirety, so that it reads in its entirety as the certificate of incorporation of the Surviving Corporation (the “Amended and Restated Certificate of Incorporation”). In addition, at the Effective Time, the bylaws of Merger Sub in effect immediately prior to the Effective Time became the bylaws (the “Bylaws”) of the Surviving Corporation. Copies of the Amended and Restated Certificate of Incorporation and the Bylaws are filed as Exhibits 3.1 and 3.2 to this Current Report, respectively, and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of June 12, 2013, by and among Belo Corp., Gannett Co. Inc., and Delta Acquisition Corp. (incorporated by reference to Exhibit 2.1 to Belo Corp.’s Current Report on Form 8-K filed on June 18, 2013)

3.1	Amended and Restated Certificate of Incorporation of Belo Corp.

3.2	Bylaws of Belo Corp.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BELO CORP.

Date: December 24, 2013	By:	/s/ Todd A. Mayman
	Name:	Todd A. Mayman
	Title:	Secretary

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of June 12, 2013, by and among Belo Corp., Gannett Co. Inc., and Delta Acquisition Corp. (incorporated by reference to Exhibit 2.1 to Belo Corp.’s Current Report on Form 8-K filed on June 18, 2013)

3.1	Amended and Restated Certificate of Incorporation of Belo Corp.

3.2	Bylaws of Belo Corp.